EXHIBIT 10.1

                                 PROMISSORY NOTE


                                  July 15, 2005

Jersey City, New Jersey                                               $6,000,000

      FOR VALUE RECEIVED, the undersigned, FALCON NATURAL GAS CORPORATION, a Nevada corporation (the "Company"), promises to pay the Buyers listed on
Schedule I attached hereto (the "Lenders"), the principal sum of Six Million U.S. Dollars and 00/100 ($6,000,000) (the "Principal Amount") and interest at the annual rate of twelve percent (12%) on the unpaid balance pursuant to the following terms:

1. Principal and Interest. The face amount of this Promissory Note (this "Note") plus twelve percent (12%) interest shall be payable to the Lenders in twenty-three (23) equal weekly installments of an aggregate of Two Hundred Fifty Thousand Dollars ($250,000) and one (1) installment of an aggregate Five Hundred Five Thousand Four Hundred Fifty-Two Dollars and Five Cents ($505,452.05) as outlined in the Payment Schedule attached hereto, the first of which shall be due on the earlier of September 2, 2005, or the first Friday after such date as the Company's Registration Statement No. 333-124397 (the "Registration Statement") is declared effective (the "Effective Date") by the United States Securities and Exchange Commission, and shall be payable in full no later than twenty-four (24) weeks from September 2, 2005, or February 10,. 2006.In the event the weekly installments begin the first Friday after such date as the Company's Registration Statement is declared effective, the shall be amended to reflect the balance of principal (or the sum of Two Hundred Fifty Thousand Dollars {$250,000}) and interest calculated accordingly. For purposes of clarification, and without limiting the preceding sentence, the repayment of this Note is in no manner contingent on the Registration Statement being declared effective by the United States Securities and Exchange Commission.

If this Note is not paid in full when due, the outstanding principal owed hereunder shall be due and payable in full together with interest thereon at the rate of twenty-four percent (24%) per annum or the highest permitted by applicable law, if lower.

2. Right of Prepayment. Notwithstanding the payment(s) pursuant to Section 1, the Company at its option shall have the right to prepay, with three (3) business days advance written notice, a portion or all outstanding principal plus outstanding Interest of this Note.

3. Fees. The Lenders shall be entitled to a cash fee equal to eight percent (8%) of the gross amount of this Note as well as a structuring fee of Ten Thousand Dollars ($10,000).

4. Waiver and Consent. To the fullest extent permitted by law and except as otherwise provided herein, the Company waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold the Company liable with respect to this Note.

5. Costs, Indemnities and Expenses. In the event of default as described herein, the Company agrees to pay all reasonable fees and costs incurred by the Lenders in collecting or securing or attempting to collect or secure this Note, including reasonable attorneys' fees and expenses, whether or not involving litigation, collecting upon any judgments and/or appellate or bankruptcy proceedings. The Company agrees to pay any documentary stamp taxes, intangible taxes or other taxes which may now or hereafter apply to this Note or any payment made in respect of this Note, and the Company agrees to indemnify and hold the Lenders harmless from and against any liability, costs, attorneys' fees, penalties, interest or expenses relating to any such taxes, as and when the same may be incurred.

6. Event of Default. An "Event of Default" shall be deemed to have occurred upon the occurrence of any of the following: (i) the Company should fail for any reason or for no reason to make any payment of the interest or principal pursuant to this Note within ten (10) days of the date due as prescribed herein;
(ii) the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any material provision of this Note or any of the Transaction Documents (as defined herein), which is not cured within ten (10) days notice of the default;
(iii) the Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing; (iv) the Common Stock of the Company shall cease to be quoted for trading or listed for trading on the National Association of Securities Dealers Inc.'s Over the Counter Bulletin Board, Nasdaq SmallCap Market, New York Stock Exchange, American Stock Exchange or the Nasdaq National Market (each, a "Subsequent Market") and shall not again be quoted or listed for trading thereon within five (5) Trading Days of such delisting; or (v) a breach by the Company of its obligations, or an event of default, under any of the Transaction Documents, or any other agreements entered into between the Company and the Lenders which is not cured by any applicable cure period set forth therein.

Upon an Event of Default (as defined above), the entire principal balance and accrued interest outstanding under this Note, and all other obligations of the Company under this Note, shall be immediately due and payable without any action on the part of the Lenders, interest shall accrue on the unpaid principal balance at twenty four percent (24%) or the highest rate permitted by applicable law, if lower, and the Lenders shall be entitled to seek and institute any and all remedies available to it.

7. Maximum Interest Rate. In no event shall any agreed to or actual interest charged, reserved or taken by the Lenders as consideration for this Note exceed the limits imposed by New Jersey law. In the event that the interest provisions of this Note shall result at any time or for any reason in an effective rate of interest that exceeds the maximum interest rate permitted by applicable law, then without further agreement or notice the obligation to be fulfilled shall be automatically reduced to such limit and all sums received by the Lenders in excess of those lawfully collectible as interest shall be applied against the principal of this Note immediately upon the Lenders' receipt thereof, with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Lenders had agreed to accept such extra payment(s) as a premium-free prepayment or prepayments.

8. Secured Nature of the Note. This Note is secured by the Pledged Property as defined in the Pledge and Escrow Agreement entered into by and between the Company and the Lenders dated the date hereof, as well as the Security Agreement entered into by and between the Company and Cornell Capital Partners, LP on April 19, 2005.

9. Cancellation of Note. Upon the repayment by the Company of all of its obligations hereunder to the Lenders, including, without limitation, the principal amount of this Note, plus accrued but unpaid interest, the indebtedness evidenced hereby shall be deemed canceled and paid in full. Except as otherwise required by law or by the provisions of this Note, payments received by the Lenders hereunder shall be applied first against expenses and indemnities, next against interest accrued on this Note, and next in reduction of the outstanding principal balance of this Note.

10. Severability. If any provision of this Note is, for any reason, invalid or unenforceable, the remaining provisions of this Note will nevertheless be valid and enforceable and will remain in full force and effect. Any provision of this Note that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

11. Amendment and Waiver. This Note may be amended, or any provision of this Note may be waived, provided that any such amendment or waiver will be binding on a party hereto only if such amendment or waiver is set forth in a writing executed by the parties hereto. The waiver by any such party hereto of a breach of any provision of this Note shall not operate or be construed as a waiver of any other breach.

12. Successors. Except as otherwise provided herein, this Note shall bind and inure to the benefit of and be enforceable by the parties hereto and their permitted successors and assigns.

13. Assignment. This Note shall not be directly or indirectly assignable or delegable by the Company. The Lenders may assign this Note as long as such assignment complies with the Securities Act of 1933, as amended.

14. No Strict Construction. The language used in this Note will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

15. Further Assurances. Each party hereto will execute all documents and take such other actions as the other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Note.

16. Notices, Consents, etc. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) trading day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to Company:                          Falcon Natural Gas Corporation
                                        Westchase Center
                                        2500 Citywest Boulevard, Suite 300
                                        Houston, TX  77019
                                        Attention:   Massimiliano Pozzoni
                                                     Vice President
                                        Telephone:   (832) 476-8699
                                        Facsimile:   (713) 456-2581

With a copy to:                         Kirkpatrick Lockhart Nicholson & Graham
                                        201 South Biscayne Boulevard - Suite
                                        2000
                                        Miami, FL  33131-2399
                                        Attention:   Clayton E. Parker, Esq.
                                        Telephone:   (305) 539-3300
                                        Facsimile:   (305) 358-7095

If to the Lenders:                      Cornell Capital Partners, LP
                                        101 Hudson Street, Suite 3700
                                        Jersey City, NJ 07302
                                        Attention:   Mark A. Angelo
                                        Telephone:   (201) 985-8300
                                        Facsimile:   (201) 985-8266

                                        Highgate House Funds, Ltd.
                                        488 Madison Avenue, 12th Floor
                                        New York, NY  10022
                                        Attention:   Adam Gottbetter
                                        Telephone:   (212) 400-6900
                                        Facsimile:   (212) 400-6901

With a copy to:                         David Gonzalez, Esq.
                                        101 Hudson Street, Suite 3700
                                        Jersey City, NJ 07302
                                        Telephone:   (201) 985-8300
                                        Facsimile:   (201) 985-8266


or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) trading days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

17. Remedies, Other Obligations, Breaches and Injunctive Relief. The Lenders's remedies provided in this Note shall be cumulative and in addition to all other remedies available to the Lenders under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Lenders contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Lenders's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. No remedy conferred under this Note upon the Lenders is intended to be exclusive of any other remedy available to the Lenders, pursuant to the terms of this Note or otherwise. No single or partial exercise by the Lenders of any right, power or remedy hereunder shall preclude any other or further exercise thereof. The failure of the Lenders to exercise any right or remedy under this Note or otherwise, or delay in exercising such right or remedy, shall not operate as a waiver thereof. Every right and remedy of the Lenders under any document executed in connection with this transaction may be exercised from time to time and as often as may be deemed expedient by the Lenders. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Lenders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Lenders shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, and specific performance without the necessity of showing economic loss and without any bond or other security being required.

18. Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New Jersey, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New Jersey. Each party hereby irrevocably submits to the exclusive jurisdiction of the Superior Court of the State of New Jersey sitting in Hudson County, New Jersey and the United States Federal District Court for the District of New Jersey sitting in Newark, New Jersey, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

19. No Inconsistent Agreements. None of the parties hereto will hereafter enter into any agreement, which is inconsistent with the rights granted to the parties in this Note.

20. Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Note and their respective permitted successor and assigns, any rights or remedies under or by reason of this Note.

21. Waiver of Jury Trial. AS A MATERIAL INDUCEMENT FOR THE LENDERS TO LOAN TO THE COMPANY THE MONIES HEREUNDER, THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

22. Entire Agreement. This Note (including any recitals hereto) set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Promissory Note is executed by the undersigned as of the date hereof.


                                        FALCON NATURAL GAS CORPORATION

                                        By: /s/ Massimiliano Pozzoni
                                        ----------------------------
                                        Name:   Massimiliano Pozzoni
                                        Title:  Vice President